PROSPECTUS SUPPLEMENT
(to Prospectus dated December 9, 2016)

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213260

$35,000,000

ConnectOne Bancorp, Inc.

Common Stock
________________________________________

We are offering to sell 1,443,299 shares of our common stock, no par value per share.

Our common stock is listed on the NASDAQ Global Select Market under the symbol "CNOB." On December 13, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market was $25.85 per share.

The common stock is not a savings account, deposit or other obligation of our bank or non-bank subsidiaries and is not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in our common stock involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying shares of our common stock.

None of the SEC, any state securities commission, the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$24.25	$35,000,000
Underwriting discount and commissions	$1.09	$1,575,000
Proceeds, before offering expenses, to us	$23.16	$33,425,000
____________________

(1) Assumes no exercise of the underwriters' option to purchase additional shares of common stock described below.

We have granted the underwriters an option to purchase up to an additional 216,495 shares of our common stock within 30 days after the date of this prospectus supplement at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares of common stock to purchasers against payment therefor, in New York, New York on or about December 19, 2016.

__________________________

Joint Book-Running Managers

Keefe, Bruyette & Woods	Raymond James
A Stifel Company

_____________________________________

The date of this prospectus supplement is December 14, 2016.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" in this prospectus supplement.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of shares of our common stock. We are not making any representation to you regarding the legality of an investment in the shares of our common stock by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC and the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to "ConnectOne Bancorp," "ConnectOne," the "company," "we," "us," "our," or similar references refer to ConnectOne Bancorp, Inc. and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "plan," "intend," or "anticipate" or the negative thereof or comparable terminology. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors, including the risks described under "Risk Factors" in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based upon various assumptions that may not prove to be correct.

In addition to the risks described under "Risk Factors" in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), important factors to consider and evaluate with respect to such forward-looking statements include:

●	changes in external competitive market factors that might impact our results of operations;
●	changes in laws and regulations, including, without limitation, changes in capital requirements under Basel III;
●	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
●	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
●	local, regional and national economic conditions and events and the impact they may have on us and our customers;
●	costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;
●	our ability to attract deposits and other sources of liquidity;
●	changes in the financial performance and/or the condition of our borrowers;
●	changes in the level of non-performing and classified and criticized assets and charge-offs;
●	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
●	inflation, interest rate, securities market and monetary fluctuations;
●	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
●	changes in consumer spending, borrowing and saving habits;

S-iii

●	technological changes;
●	our ability to increase market share and control expenses;
●	continued volatility in the credit and equity markets and its effect on the general economy;
●	effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;
●	our ability to fully remediate certain deficiencies and weaknesses we have identified in our disclosure controls, processes and procedures, as well as our internal control over financial reporting, and to maintain such systems;
●	our ability to successfully implement our growth strategy, control expenses and maintain liquidity; and
●	ConnectOne Bank's ability to pay dividends to ConnectOne Bancorp.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" sections contained in this prospectus supplement and in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2015,which is incorporated by reference herein, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading "Incorporation of Certain Documents by Reference" in this prospectus supplement.

ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., (the “Company” and with ConnectOne Bank, “we” or “us”) a one-bank holding company, was incorporated in the state of New Jersey on November 12, 1982 as Center Bancorp, Inc. and commenced operations on May 1, 1983 upon the acquisition of all outstanding shares of capital stock of Union Center National Bank, its then principal subsidiary.

On January 20, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ConnectOne Bancorp, Inc., a New Jersey corporation (“Legacy ConnectOne”). Effective July 1, 2014, the Company completed the merger contemplated by the Merger Agreement (the “Merger”) with Legacy ConnectOne merging with and into the Company, with the Company as the surviving corporation. Also at closing, the Company changed its name to “ConnectOne Bancorp, Inc.” and changed its NASDAQ trading symbol to “CNOB.” Immediately following the consummation of the Merger, Union Center National Bank merged with and into ConnectOne Bank, a New Jersey-chartered commercial bank (“ConnectOne Bank” or the “Bank”) and a wholly-owned subsidiary of Legacy ConnectOne, with ConnectOne Bank continuing as the surviving bank. Subject to the terms and conditions of the Merger Agreement, each share of common stock, no par value per share, of Legacy ConnectOne was converted into 2.6 shares of the Company’s common stock.

The Bank offers a broad range of deposit and loan products and services to the general public and, in particular, to small and mid-sized businesses, local professionals and individuals residing, working and conducting business in our trade area.

While we expect the bulk of our future growth to be organic, we continue to take an opportunistic approach to acquisitions, considering opportunities to purchase whole institutions, branches or lines of business that complement our existing business. While we may open new offices in the counties contained in our broader trade area discussed below, we do not believe that we need to establish a physical location in each market that we serve. We believe that advances in technology have created new delivery channels which allow us to service customers and maintain business relationships without a physical presence, and that these customers can also be serviced through a regional office. We believe the key to customer acquisition and retention is establishing quality teams of lenders and business relationship officers who will frequently go to the customer, rather than having the customer come into the branch.

We emphasize superior customer service and relationship banking. The Bank offers high-quality service by minimizing personnel turnover and by providing more direct, personal attention than we believe is offered by competing financial institutions, the majority of which are branch offices of banks headquartered outside our primary trade area. By emphasizing the need for a professional, responsive and knowledgeable staff, we offer a superior level of service to our customers. As a result of senior management’s availability for consultation, we believe we offer customers a quicker response on loan applications and other banking transactions than competitors, whose decisions may be made in distant headquarters. We believe that this response time results in a pricing advantage to us, in that we frequently may exceed competitors’ loan pricing and still win customers. We also provide state-of-the-art banking technology, including remote deposit capture, internet banking and mobile banking, to provide our customers with the most choices and maximum flexibility. We believe that this combination of quick, responsive and personal service and advanced technology provides the Bank’s customers with a superior banking experience.

The Bank operates seven banking offices in Bergen County, New Jersey, consisting of one office each in Englewood Cliffs, Englewood, Cresskill, Fort Lee, Hackensack, Ridgewood and Saddle River; seven banking offices in Union County, New Jersey, consisting of four offices in Union Township, and one office each in Springfield Township, Berkeley Heights, and Summit; three banking offices in Morris County, New Jersey, consisting of one office each in Boonton, Madison and Morristown; one office in Newark in Essex County, New Jersey; one office in West New York in Hudson County, New Jersey; one office in Princeton in Mercer County, New Jersey, and one office in Holmdel in Monmouth County, New Jersey. The Bank also operates a branch office in the borough of Manhattan in New York City. The Bank’s principal office is located at 301 Sylvan Avenue, Englewood Cliffs, New Jersey. The principal office is a three-story leased building constructed in 2008.

As of September 30, 2016, we had total consolidated assets of $4.33 billion, total deposits of $3.27 billion and total stockholders' equity of $499.59 million.

We are subject to examination by the Federal Reserve Board. The Bank is a state chartered commercial bank subject to supervision and examination by the Federal Deposit Insurance Corporation (the “FDIC”) and the New Jersey Department of Banking and Insurance (“DOBI”). Regulations of the FDIC, and the DOBI govern most aspects of the Bank’s business, including reserves against deposits, loans, investments, mergers and acquisitions, borrowings, dividends and location of branch offices.

Our principal executive offices are located at 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and our telephone number is (201) 816-8900. Our Internet address is www.cnob.com. Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

Summary of the Offering

Issuer	ConnectOne Bancorp, Inc.

Securities Offered	1,443,299 shares of our common stock, no par value per share (or 1,659,794 shares if the underwriters exercise their option to purchase additional shares in full).

Common Stock to be outstanding after this offering	31,723,375 shares (or 31,929,870 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $33,125,000 (or approximately $38,138,751 if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds for general corporate purposes, which will include working capital to support additional opportunities for organic growth at ConnectOne Bank. Accordingly, we will retain broad discretion over the use of the net proceeds. See "Use of Proceeds" in this prospectus supplement.

Dividend Policy	We currently pay a quarterly cash dividend of $0.075 per share. Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant.

NASDAQ Global Select Market Symbol	CNOB

Risk Factors	See "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Transfer Agent & Registrar	Broadridge Corporate Issuer Solutions.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters' option to purchase additional shares of common stock.

RISK FACTORS

An investment in common stock involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the factors set forth below and in the accompanying prospectus as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether an investment in our common stock is suitable for you. In particular, you should carefully consider, among other things, the factors described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 which is incorporated herein by reference, and any reports we file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of the common stock could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the "Special Note Regarding Forward-Looking Statements" sections in this prospectus supplement and in the accompanying prospectus.

We have broad discretion in using the net proceeds from this offering and may use the proceeds in ways with which you may not agree and in ways that may not enhance our operating results or the value of our common stock.

Our management will retain broad discretion over the net proceeds we receive from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.

We may issue additional shares of common stock, preferred stock or other equity, debt or derivative securities in the future, which could adversely affect the value or voting power of your shares of common stock.

We are generally able to offer shares of our common stock or preferred stock by action of our board of directors without further shareholder approval. In addition, our board of directors has authority to issue senior and subordinated debt without further shareholder approval. These securities may be issued in a variety of circumstances and for a variety of purposes, for cash, services or as full or partial consideration in connection with acquisitions of assets or businesses. Future issuances may result in the dilution of the value and/or voting power of the shares of our common stock you purchase in this offering, and could cause the market price of our common stock to decline.

General market conditions and unpredictable factors could adversely affect market prices for the common stock.

There can be no assurance about the market prices for the common stock. A variety of factors, many of which are beyond our control, could influence the market price of the common stock, including:

●	our operating performance, financial condition and prospects, or the operating performance financial condition and prospects of our competitors;
●	our issuance of additional equity securities;
●	developments in the securities, credit and housing markets, and developments with respect to financial institutions generally; and
●	economic, financial, corporate, securities market, geopolitical, regulatory or judicial events that affect us, the banking industry or the financial markets generally.

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at prices less than the investor paid for such shares, and their value may fluctuate significantly.

We are a bank holding company and depend on our subsidiaries for dividends, distributions and other payments.

The Company is a legal entity separate and distinct from our banking and other subsidiaries. Our principal source of cash flow, including cash flow to pay dividends to our shareholders and to pay principal of and interest on our outstanding debt, is dividends from the Bank. Various federal and state statutes, regulations and rules limit, directly or indirectly, the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from the Bank to us could require notice to or approval of the applicable regulatory authority in certain circumstances. There can be no assurances that we would receive such approval, if it were required.

In addition, the Federal Reserve and the FDIC have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator's opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Depending on the financial condition of the Bank, we may be deemed to be engaged in an unsafe or unsound practice if the Bank were to pay dividends. Federal Reserve policy generally requires insured banks only pay dividends out of current operating earnings.

Payment of dividends could also be subject to regulatory limitations if the Bank became "under-capitalized" for purposes of the "prompt corrective action" regulations of the federal bank regulatory agencies. See "Item 1, Business—Supervision and Regulation" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2015 for more information relating to federal and state regulations and rules that may limit the payment of dividends.

No assurances can be given that the Bank will, in any circumstances, pay dividends to us. If the Bank fails to make dividend payments to us, and sufficient cash or liquidity is not otherwise available, we may not be able to make principal and interest payments on our outstanding debt or dividend payments on our common stock.

An investment in our common stock is not an FDIC insured deposit.

The shares of our common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. Your investment will be subject to investment risk and you may experience loss with respect to your investment

USE OF PROCEEDS

We estimate that net proceeds to us from the sale of the common stock in this offering will be approximately $33,125,000, or approximately $38,138,751 if the underwriters exercise their option to purchase additional shares of common stock from us in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds for general corporate purposes, which will include providing working capital to support additional opportunities for organic growth at ConnectOne Bank. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds.

DIVIDEND POLICY

We currently pay a quarterly cash dividend of $0.075 per share. Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2016 (i) on an actual basis, and (ii) on a pro forma as adjusted basis to give effect to the issuance of the common stock in this offering at a public offering price of $24.25 per share and the application of the net proceeds as described in "Use of Proceeds." You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes to those statements, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2016
	Actual	As Adjusted
	(Dollars in thousands)
Cash and cash equivalents	$233,794	$266,919
Shareholders' equity:
Common stock, no par value, authorized 50,000,000 shares; issued 32,261,240 shares at September 30, 2016 and 32,149,585 at December 31, 2015; outstanding 30,197,318 shares at September 30, 2016 and 30,085,663 at December 31, 2015	374,287	407,412
Additional paid-in capital	10,409	10,409
Retained earnings	130,885	130,885
Treasury stock, at cost (2,063,922 common shares at
September 30, 2016 and December 31, 2015)	(16,717)	(16,717)
Accumulated other comprehensive income	724	724
Total stockholders' equity	$499,588	$532,713

Regulatory capital ratios:
Tier 1 common equity ratio	9.25%	10.12%
Tier 1 capital ratio	9.38%	10.25%
Total risk-based capital ratio	11.69%	12.56%
Tier 1 leverage ratio	8.49%	9.20%

UNDERWRITING

We have entered into an underwriting agreement with Keefe, Bruyette & Woods, Inc., or KBW, acting as representative for the several underwriters, with respect to the shares of common stock subject to this offering. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter severally has agreed to purchase from us the respective number of shares of common stock as set forth below:

Underwriter	Number of Shares
Keefe, Bruyette & Woods, Inc.	938,145
Raymond James & Associates, Inc.	505,154
Total	1,443,299

We have granted the underwriters an option exercisable during the 30-day period after the date of this prospectus supplement to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 216,495 shares of common stock for the purpose of covering over-allotments, if any.

The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares of common stock being offered to the public is subject to approval of legal matters by counsel and the satisfaction of other conditions. These conditions include, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement. The underwriters are obligated to purchase all of our shares in this offering if they purchase any of our shares.

The underwriters have advised us that they propose to offer the common stock directly to the public at the public offering prices listed on the cover page of this prospectus supplement and to selected dealers, who may include the underwriters, at the public offering price less a selling concession not in excess of $1.09 per share of common stock. After the completion of the offering, the underwriters may change the offering price and other selling terms.

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters or other indemnified parties may be required to make in respect of any such liabilities.

Commissions and Expenses

The following table provides information regarding the amount of the underwriting discounts and commissions to be paid to the underwriters.

	Per Share	Total
Underwriting discount paid by us	$1.09	$1,575,000
Proceeds, before expenses, to us	$23.16	$33,425,000

The common stock is listed on the NASDAQ Global Select Market under the symbol "CNOB." We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and reimbursements, will be approximately $300,000.

We have agreed with KBW that for a period of 90 days following the date of this prospectus supplement, we may not, subject to certain exceptions, offer, sell, pledge or otherwise dispose of any shares of our common stock, without the prior written consent of KBW.

Stabilization

Until the distribution of the securities offered by this prospectus supplement is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase the common stock. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of the common stock. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.
●	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a short position. KBW may close out any short position by purchasing shares of the common stock in the open market.
●	Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market.
●	Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the securities originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Lock-Up Agreements

We and our current directors and executive officers have agreed, subject to specified exceptions, that, without the prior written consent of KBW, we will not, during the period ending 90 days after the date of this prospectus supplement:

●	offer, pledge, sell, solicit offers to purchase, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, directly or indirectly, any equity securities of the company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, except in limited circumstances necessary to comply with tax obligations related to existing equity grants; or
●	enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the company, whether any such transaction described above is to be settled by delivery of common stock of the company or such other securities, in cash or otherwise.

These restrictions terminate after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

KBW does not intend to release any portion of the common stock subject to the foregoing lock-up agreements. However, KBW, in its sole discretion, may release any of the common stock from the lock-up agreements prior to expiration of the 90-day period without notice. In considering a request to release shares from a lock-up agreement, KBW will consider a number of factors, including the effect that such a release would have on this offering and the market for our common stock and the equitable considerations underlying the request for releases.

Electronic Prospectus Supplement

This prospectus supplement may be made available in electronic format on Internet sites or through other online services maintained by the underwriters or their respective affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus supplement in electronic format, any information on the underwriters or their respective affiliates' websites and any information contained in any other website maintained by the underwriters or any of their respective affiliates is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

Each underwriter and its respective affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

VALIDITY OF SECURITIES

The validity of the shares of common stock offered hereby will be passed upon for us by Windels Marx Lane & Mittendorf, LLP, New Brunswick, New Jersey. Certain legal matters relating to this offering will be passed upon for the underwriters by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C.

EXPERTS

Our consolidated financial statements as of December 31, 2015 and 2014, and for each of the years then ended, and the effectiveness of our internal control over financial reporting as of December 31, 2015, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in its report thereon and incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	our Proxy Statement on Schedule 14A filed on April 26, 2016;
●	our Annual Report on Form 10-K for the year ended December 31, 2015;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016;
●

our Current Reports on Form 8-K filed with the SEC on January 28, 2016, January 28, 2016, March 8, 2016, March 25, 2016, March 29, 2016, April 27, 2016, April 28, 2016, May 5, 2016, May 6, 2016, May 19, 2016, June 29, 2016, July 25, 2016, August 2, 2016, September 7, 2016, September 21, 2016, October 26, 2016, November 15, 2016, November 29, 2016, December 13, 2016 and December 14, 2016 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations); and

●

the description of our common stock contained in the Registration Statement on Form 8-A filed on June 5, 1996 pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed thereafter for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.connectonebank.com or by requesting them from Laura Criscione, Corporate Secretary, ConnectOne Bancorp, Inc., 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632; telephone (201) 816-8900.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC's website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.connectonebank.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have also filed a registration statement (No. 333-213260) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities offered by this prospectus supplement and the accompanying prospectus. The registration statement may contain additional information that may be important to you.

PROSPECTUS

CONNECTONE BANCORP, INC.

$50,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Units

ConnectOne Bancorp, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) depositary shares and (vi) units, up to a maximum aggregate offering price of $50,000,000. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is quoted on the NASDAQ Global Select Market System under the symbol “CNOB.” On December 6, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market System was $25.05 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in these securities involves substantial risks. See “Risk Factors” on page 3 herein and in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this prospectus is December 9, 2016.

We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

PROSPECTUS SUMMARY

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public on the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information” on page 24.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” on page 24 for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “ConnectOne,” “ConnectOne Bancorp” or the “Company” as used in this prospectus refer to ConnectOne Bancorp, Inc. and its subsidiaries, including ConnectOne Bank, which we sometimes refer to as the “Bank,” except that such terms refer to only ConnectOne Bancorp, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” “Description of Depositary Shares” and “Description of Units.”

Company Overview

ConnectOne Bancorp, Inc., (the “Company” and with ConnectOne Bank, “we” or “us”) a one-bank holding company, was incorporated in the state of New Jersey on November 12, 1982 as Center Bancorp, Inc. and commenced operations on May 1, 1983 upon the acquisition of all outstanding shares of capital stock of Union Center National Bank, its then principal subsidiary.

On January 20, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ConnectOne Bancorp, Inc., a New Jersey corporation (“Legacy ConnectOne”). Effective July 1, 2014, the Company completed the merger contemplated by the Merger Agreement (the “Merger”) with Legacy ConnectOne merging with and into the Company, with the Company as the surviving corporation. Also at closing, the Company changed its name to “ConnectOne Bancorp, Inc.” and changed its NASDAQ trading symbol to “CNOB”. Immediately following the consummation of the Merger, Union Center National Bank merged with and into ConnectOne Bank, a New Jersey-chartered commercial bank (“ConnectOne Bank” or the “Bank”) and a wholly-owned subsidiary of Legacy ConnectOne, with ConnectOne Bank continuing as the surviving bank. Subject to the terms and conditions of the Merger Agreement, each share of common stock, no par value per share, of Legacy ConnectOne was converted into 2.6 shares of the Company’s common stock.

The Bank offers a broad range of deposit and loan products and services to the general public and, in particular, to small and mid-sized businesses, local professionals and individuals residing, working and conducting business in our trade area.

While we expect the bulk of our future growth to be organic, we continue to take an opportunistic approach to acquisitions, considering opportunities to purchase whole institutions, branches or lines of business that complement our existing. While we may open new offices in the counties contained in our broader trade area discussed below, we do not believe that we need to establish a physical location in each market that we serve. We believe that advances in technology have created new delivery channels which allow us to service customers and maintain business relationships without a physical presence, and that these customers can also be serviced through a regional office. We believe the key to customer acquisition and retention is establishing quality teams of lenders and business relationship officers who will frequently go to the customer, rather than having the customer come into the branch.

We emphasize superior customer service and relationship banking. The Bank offers high-quality service by minimizing personnel turnover and by providing more direct, personal attention than we believe is offered by competing financial institutions, the majority of which are branch offices of banks headquartered outside our primary trade area. By emphasizing the need for a professional, responsive and knowledgeable staff, we offer a superior level of service to our customers. As a result of senior management’s availability for consultation, we believe we offer customers a quicker response on loan applications and other banking transactions than competitors, whose decisions may be made in distant headquarters. We believe that this response time results in a pricing advantage to us, in that we frequently may exceed competitors’ loan pricing and still win customers. We also provide state-of-the-art banking technology, including remote deposit capture, internet banking and mobile banking, to provide our customers with the most choices and maximum flexibility. We believe that this combination of quick, responsive and personal service and advanced technology provides the Bank’s customers with a superior banking experience.

The Bank operates seven banking offices in Bergen County, NJ, consisting of one office each in Englewood Cliffs, Englewood, Cresskill, Fort Lee, Hackensack, Ridgewood and Saddle River; eight banking offices in Union County, NJ, consisting of four offices in Union Township, and one office each in Springfield Township, Berkeley Heights, and Summit; three banking offices in Morris County, NJ, consisting of one office each in Boonton, Madison and Morristown; one office in Newark in Essex County, NJ; one office in West New York in Hudson County, NJ; one office in Princeton in Mercer County, NJ, and one office in Holmdel in Monmouth County, NJ. The Bank also operates a branch office in the borough of Manhattan in New York City. The Bank’s principal office is located at 301 Sylvan Avenue, Englewood Cliffs, NJ. The principal office is a three-story leased building constructed in 2008.

As of September 30, 2016, we had total consolidated assets of $4.33 billion, total deposits of $3.27 billion and total stockholders' equity of $499.59 million.

We are subject to examination by the Federal Reserve Board. The Bank is a state chartered commercial bank subject to supervision and examination by the FDIC and the New Jersey Department of Banking and Insurance (“DOBI”). Regulations of the Federal Deposit Insurance Corporation, or FDIC, and the DOBI govern most aspects of the Bank’s business, including reserves against deposits, loans, investments, mergers and acquisitions, borrowings, dividends and location of branch offices.

Our principal executive offices are located at 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, and our telephone number is (201) 816-8900. Our Internet address is www.cnob.com. Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus, in any risk factors described in a supplement to this or in other filings.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, (investments in subsidiaries) and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares and units that we may offer and sell from time to time. We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our restated certificate of incorporation, our by-laws and by applicable New Jersey law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

General

Our restated certification of incorporation provides that we may issue up to 55,000,000 shares of capital stock, of which 50,000,000 shares are designated as common stock, no par value, and 5,000,000 shares are designated as preferred stock, no par value. Our board of directors is authorized to issue the preferred stock from time to time in one or more classes or series, with such designations, preferences, rights and limitations as the board shall determine. We may increase our authorized shares of capital stock subsequent to the date of this prospectus. As of December 31, 2015, there were 30,085,663 shares of our common stock outstanding and 11,250 shares of our Series B preferred stock issued and outstanding. We redeemed the outstanding shares of Senior Non-Cumulative Perpetual Preferred Stock, Series B on or about March 11, 2016, and there are now no shares of our preferred stock outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Select Market under the symbol “CNOB.”

Dividend Rights

The ConnectOne Bancorp is a legal entity separate and distinct from the Bank. Virtually all of the revenue of the ConnectOne Bancorp available for payment of dividends on its capital stock will result from amounts paid to the ConnectOne Bancorp by the Bank. All such dividends are subject to the laws of the state of New Jersey, the Banking Act, the Federal Deposit Insurance Act (“FDIA”) and the regulation of the DOBI and of the FDIC.

Under the New Jersey Corporation Act, the ConnectOne Bancorp is permitted to pay cash dividends provided that the payment does not leave us insolvent. As a bank holding company under the BHCA, we would be prohibited from paying cash dividends if we are not in compliance with any capital requirements applicable to us. However, as a practical matter, for so long as our major operations consist of ownership of the Bank, the Bank will remain our source of dividend payments, and our ability to pay dividends will be subject to any restrictions applicable to the Bank.

Under the New Jersey Banking Act of 1948, as amended, dividends may be paid by the Bank only if, after the payment of the dividend, the capital stock of the Bank will be unimpaired and either the Bank will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce the Bank’s surplus. The payment of dividends is also dependent upon the Bank’s ability to maintain adequate capital ratios pursuant to applicable regulatory requirements.

The FRB has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the FRB’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. FRB regulations also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized, and under regulations implementing the Basel III accord, a bank holding company’s ability to pay cash dividends may be impaired if it fails to satisfy certain capital buffer requirements. These regulatory policies could affect the ability of the Company to pay dividends or otherwise engage in capital distributions.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of our shareholders, except as otherwise required by law. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. There is no cumulative voting.

Liquidation Rights

In the event of liquidation, dissolution or winding up of ConnectOne Bancorp, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of our preferred stock described below.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Other Matters

Certain provisions in our restated certificate of incorporation, applicable New Jersey corporate law and applicable federal banking law may have the effect of discouraging a change of control of ConnectOne Bancorp, even if such a transaction is favored by some of our shareholders and could result in shareholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for shareholders owning less than a majority of the shares to be able to elect even a single director.

Broadridge Corporate Issuer Solutions is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

“Blank Check” Preferred Stock

The 5,000,000 unissued shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. In general, our restated certificate of incorporation, authorizes our board of directors to issue new shares of our common stock or preferred stock without further shareholder action, provided that there are sufficient authorized shares.

The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock do not have preemptive rights with respect to any newly issued stock. Our board could adversely affect the voting power of holders of our common stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of ConnectOne Bancorp that the board of directors does not believe to be in the best interests of its shareholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Our board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of our company and our shareholders.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Our board of directors has the authority, without further action by the shareholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

Prior to the issuance of a new series of preferred stock, we will further amend our restated certificate of incorporation, designating the stock of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the designation, stated value and liquidation preference of such preferred stock and the amount of stock offered;
●	the offering price;
●

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;
●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;
●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;
●	the voting rights, if any, of shares of such series;
●	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
●

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

●

the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our restated certificate of incorporation for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefore, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;
●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;
●	the price or prices at which the warrants will be issued;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
●	if applicable, the maximum or minimum number of warrants which may be exercised at any time;
●	the identity of the warrant agent;
●	any mandatory or optional redemption provision;
●	whether the warrants are to be issued in registered or bearer form;
●	whether the warrants are extendible and the period or periods of such extendibility;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase the amount of such principal amounts of debt securities or such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;
●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time, which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

●	the title of the debt securities;
●	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;
●	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;
●	the price or prices at which the debt securities will be issued;
●	the designation, aggregate principal amount and authorized denominations of the series of debt securities;
●	the issue date or dates of the series and the maturity date of the series;
●	whether the securities will be issued at par or at a premium over or a discount from their face amount;
●	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;
●	the right, if any, to extend interest payment periods and the duration of the extension;
●	the interest payment dates and the record dates for the interest payments;
●	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
●	the currency of denomination of the securities;
●	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;
●

if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
●	whether the debt securities will be issued in the form of global securities or certificates;
●	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;
●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
●	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
●	the dates on which premium, if any, will be paid;
●

any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;
●	our right, if any, to defer payment of interest and the maximum length of this deferral period; and
●	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

We may structure one or more series of subordinated securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations may be applicable to us at the time of issuance.

The debt securities will represent our general unsecured obligations. We are a holding company and ConnectOne Bancorp’s operating assets are owned by our subsidiaries. We rely primarily on dividends from such subsidiaries to meet our obligations. We are a legal entity separate and distinct from our subsidiaries. The principal sources of our income are dividends and interest from the Bank. The Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to us by the Bank is subject to ongoing review by banking regulators. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposits, of our subsidiaries, and holders of the debt securities should look only to our assets for payments on the debt securities. The indenture does not limit the incurrence or issuance of our secured or unsecured debt including senior indebtedness.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;
●	the conversion or exchange period;
●	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;
●	events requiring adjustment to the conversion or exchange price; and
●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

●	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;
●	immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and
●	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;
(2)	default in paying principal, or premium, if any, on the debt securities when due;
(3)	default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;
(4)	default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;
(5)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and
(6)	any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

●	evidence a successor to the trustee;
●	cure ambiguities, defects or inconsistencies;

●

provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

●	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;
●	add guarantors or co-obligors with respect to the debt securities of any series;
●	secure the debt securities of a series;
●	establish the form or forms of debt securities of any series;
●	add additional Events of Default with respect to the debt securities of any series;
●	add additional provisions as may be expressly permitted by the Trust Indenture Act;
●	maintain the qualification of the indenture under the Trust Indenture Act; or
●	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

●	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;
●	reduce the principal amount, or extend the fixed maturity, of the debt securities;
●	change the method of computing the amount of principal or any interest of any debt security;
●	change or waive the redemption or repayment provisions of the debt securities;
●	change the currency in which principal, any premium or interest is paid or the place of payment;
●	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;
●	impair the right to institute suit for the enforcement of any payment on the debt securities;
●	waive a payment default with respect to the debt securities;
●	reduce the interest rate or extend the time for payment of interest on the debt securities;
●	adversely affect the ranking or priority of the debt securities of any series; or
●	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

●	either:
●	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or
●

all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

●	we have paid or caused to be paid all other sums then due and payable under the indenture; and
●

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

●	the rights of holders of the debt securities to receive principal, interest and any premium when due;
●

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

●	the rights, powers, trusts, duties and immunities of the trustee; and
●	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

●	money in an amount; or
●

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

●	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

●

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

●

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

●

no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

●

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

●	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

●	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;
●

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

●

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holder of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

●	all outstanding depositary shares have been redeemed, or
●

there has been a final distribution in respect of the preferred stock in connection with the liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial or fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	the terms of the unit agreement governing the units;
●	United States federal income tax considerations relevant to the units; and
●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we, and certain holders of our securities, may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;
●	through one or more underwriters without a syndicate for them to offer and sell to the public;
●	through dealers or agents; and
●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NASDAQ or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
●	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;
●	the purchase price of the offered securities and the proceeds to us from such sale;
●

any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, provided that such compensation shall not exceed 8% of any offering proceeds as calculated pursuant to applicable rules of the Financial Industry Regulatory Authority, or FINRA;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;
●	at market prices prevailing at the time of the sale;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made by us, or certain holders of our securities;
●	whether that offering is being made to underwriters or through agents or directly;
●	the rules and procedures for any auction or bidding process, if used;
●	the securities’ purchase price or initial public offering price; and
●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly from us, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;
●	the number and type of securities involved;
●	the price at which such securities were sold;
●	any securities exchanges on which such securities may be listed;
●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and
●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;
●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	our Proxy Statement on Schedule 14A filed on April 26, 2016;
●	our Annual Report on Form 10-K for the year ended December 31, 2015;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016; and September 30, 2016;
●

our Current Reports on Form 8-K filed with the SEC on January 28, 2016, January 28, 2016, March 8, 2016, March 25, 2016, March 29, 2016, April 27, 2016, April 28, 2016, May 5, 2016, May 6, 2016, May 19, 2016, June 29, 2016, July 25, 2016, August 2, 2016, September 7, 2016, September 21, 2016, October 26, 2016, November 15, 2016, and November 29, 2016 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations); and

●

the description of our common stock contained in the Registration Statement on Form 8-A filed on June 5, 1996 pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed thereafter for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

ConnectOne Bancorp, Inc.
Attention: Investor Relations
301 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 816-8900

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Windels Marx Lane & Mittendorf, LLP, New Brunswick, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2015 and 2014, and for each of the years then ended, and the effectiveness of our internal control over financial reporting as of December 31, 2015, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2013 and for the period then ended included in our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in its report thereon and incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as ConnectOne Bancorp, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.cnob.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

$35,000,000

Common Stock

PROSPECTUS SUPPLEMENT
(to the Prospectus dated December 9, 2016)

Joint Book-Running Managers

Keefe, Bruyette & Woods	Raymond James
A Stifel Company

December 14, 2016